Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

Tidewater Announces Earnings Conference Call

HOUSTON, May 8, 2018 –Tidewater Inc. (NYSE: TDW) announced today that its earnings conference call has been scheduled for Tuesday, May 15, 2018 at 10:00 a.m. Central Time.  During the conference call, the company will discuss results for the three months ended March 31, 2018, which are expected to be released on May 14, 2018, after the markets close.  During the conference call, company management may discuss not only the factors contributing to the company’s financial and operational performance during the three months ended March 31, 2018, but also their near-term outlook with respect to the company’s future performance.  Information that the company may elect to provide includes guidance or estimates with respect to vessel revenues and operating costs or other financial and operational metrics.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start.  A replay of the conference call will be available beginning at 12:00 p.m. Central Time on May 15, 2018, and will continue until 11:59 p.m. Central Time on May 17, 2018. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.).  The conference call ID number is 46923575.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, www.tdw.com.  The online replay will be available until June 15, 2018.

The conference call will contain forward-looking statements in addition to statements of historical fact.  The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the company involves numerous risks and uncertainties that may cause the company’s actual performance to be materially different from that stated or implied in the forward-looking statements.  Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s most recent Forms 10-Q and  10-K.

Tidewater owns and operates one of the largest fleets of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

CONTACT:  Tidewater Inc.

Quinn P. Fanning

Chief Financial Officer

713-470-5231

Jason Stanley

Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.